Gibraltar Reports Third-Quarter 2015 Financial Results
Q3 Adjusted EPS Increase 67% to $0.50 Year-Over-Year; Sales Grow 30%
Raises Guidance Again for Full-Year 2015 Revenue and Earnings

Buffalo, New York, October 28, 2015 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for industrial, infrastructure and residential markets, today reported its financial results for the three and nine month periods ended September 30, 2015. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
Third-Quarter Consolidated Results
Gibraltar’s net sales for the third quarter of 2015 increased 30 percent to $305.0 million, compared with $234.1 million in the third quarter of 2014. Adjusted net income was $15.7 million, or $0.50 per diluted share, compared with $9.5 million, or $0.30 per diluted share, in the third quarter of 2014. The adjusted third-quarter 2015 results exclude special items with an after-tax net charge totaling $2.1 million, or $0.07 per diluted share, resulting primarily from costs related to the acquisition of RBI Solar, Inc., Rough Brothers Manufacturing Inc., and affiliates (collectively “RBI”) on June 9, costs related to business restructuring and the Company’s senior leadership transition. The adjusted third-quarter 2014 results excluded special items with an after-tax net gain totaling $0.1 million, or $0.01 per diluted share, resulting primarily from acquisition-related gains and exit activity costs related to business restructuring. Including these items in the respective periods, the Company’s third-quarter 2015 GAAP net income was $13.6 million, or $0.43 per diluted share, compared with net income of $9.6 million, or $0.31 per diluted share, in the third quarter of 2014.
Management Comments
“Gibraltar delivered strong financial results in the third quarter, as we continued to execute on the value-creation strategy we introduced late last year,” said Chief Executive Officer Frank Heard. “Although we continue to see very little market lift in any of our businesses, consolidated net sales were up 30 percent from the third quarter of 2014. This growth reflected sales at RBI, a strategic acquisition that we completed in the second quarter. Organic sales were down 5 percent year-over-year, as ongoing soft demand in the Industrial and Infrastructure Products segment more than offset continued growth in our postal storage and roofing-related businesses in the Residential Products segment.”
“In addition to pursuing acquisitions as a strategic accelerator, our value creation strategy includes a strong focus on operational improvement in areas such as overhead reduction, strategic pricing, facilities consolidation and increased efficiency across the business,” Heard said. “As a result of these initiatives, our third-quarter adjusted EPS grew 67 percent year-over-year. Thirteen percentage points of this EPS improvement was generated by our base businesses despite the decline in organic sales, with the balance of 54 percentage points coming from the accretive addition of RBI.”

Third-Quarter Segment Results
Separate from the performance of the two segments highlighted below, the Company’s third-quarter results benefited from its acquisition of RBI, which was completed on June 9, 2015. RBI has established itself during the past six years as North America’s fastest-growing provider of solar racking solutions. RBI was accretive to the Company’s third-quarter results, adding adjusted earnings of $0.16 per diluted share on revenues of $81.6 million.
Residential Products
Third-quarter 2015 net sales in Gibraltar’s Residential Products segment increased 4 percent to $127.0 million, compared with $122.1 million for the third quarter of 2014. Third-quarter 2015 adjusted operating margin increased 150 basis points year-over-year to 13.1 percent. Sales growth in this segment reflected strong demand for postal storage products driven by conversions to centralized delivery, partially offset by a modest decrease in demand for roofing-related products. The segment’s adjusted operating margin reflected the benefit of higher volume and improved operational efficiencies.
Industrial and Infrastructure Products
Third-quarter 2015 net sales in Gibraltar’s Industrial & Infrastructure Products segment decreased 14 percent to $96.4 million, compared with $112.0 million for the third quarter of 2014. Adjusted operating margin improved by 240 basis points year-over-year to 8.4 percent as the combination of improved manufacturing efficiencies, tighter management of raw material costs, and initial benefits from 80/20 simplification helped offset the effect of the considerable revenue decrease. Sales in this segment reflected lower shipment volumes to industrial markets and a 3 percent decrease due to the effect of weaker foreign currencies in its Canadian and European operations. Third-quarter industrial demand was lower year-over-year as domestic energy and mining activity declined, in part due to the effects of lower oil prices, while the transportation infrastructure market continued to reflect near-term uncertainty in federal funding programs.
Business Outlook
“We begin the fourth quarter fully focused on driving transformational change in our portfolio and in our financial results through the execution of our four-pillar strategy, which includes operational improvement, portfolio management, product innovation and acquisitions. In the near term, we are confident that Gibraltar will achieve the three key financial objectives we set for 2015: increasing adjusted earnings, making more efficient use of our capital, and delivering higher shareholder returns than we did in 2014,” Heard concluded.
Gibraltar is raising its guidance for revenues and earnings for full year 2015. Gibraltar now expects to report full-year 2015 total revenues in the range of $990 million to $1.0 billion, an increase of approximately 15% compared to $862 million in 2014. Organic net sales for 2015 in the Company’s base businesses are expected to be slightly lower, year-over-year, with growth in residential-related product lines offset by a decline in industrial-related revenues. From the June 9, 2015 date of acquisition, RBI is expected to generate revenues of $155 million to $160 million through December 31, 2015.
The anticipated profit expansion from operational improvement initiatives, as well as accretion from RBI, are expected to result in adjusted earnings for 2015 in the range of $0.90 to $0.95 per diluted share, compared with $0.47 per diluted share in 2014. This range includes non-GAAP adjusted earnings accretion from RBI in the range of $0.24 to $0.26 per diluted share, excluding purchase accounting and transaction expenses.
For the fourth quarter of 2015, revenues and adjusted EPS are expected to substantially increase compared with the fourth quarter of 2014, benefiting from the accretive income from the RBI acquisition and other profit improvement initiatives.

Third-Quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the third quarter of 2015. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for the industrial, infrastructure and residential markets. With a four-pillar strategy focused on operational improvement, product innovation, acquisitions and portfolio management, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers worldwide through facilities in the United States, Canada, England, Germany, China, and Japan. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of gains / losses on sales of property, restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related items, and senior leadership transition costs. These adjustments are shown in the non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three month period ending December 31, 2015, on Thursday, February 18, 2016, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.
Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Sales	$304,994	$234,101	$758,780	$660,093
Cost of sales	243,598	192,523	623,350	548,528
Gross profit	61,396	41,578	135,430	111,565
Selling, general, and administrative expense	38,002	23,186	91,865	78,167
Income from operations	23,394	18,392	43,565	33,398
Interest expense	3,878	3,657	11,389	10,988
Other income	(1,780)	(664)	(4,238)	(172)
Income before taxes	21,296	15,399	36,414	22,582
Provision for income taxes	7,664	5,828	13,158	8,666
Income from continuing operations	13,632	9,571	23,256	13,916
Discontinued operations:
Loss before taxes	—	(51)	(44)	(51)
Benefit of income taxes	—	(20)	(16)	(20)
Loss from discontinued operations	—	(31)	(28)	(31)
Net income	$13,632	$9,540	$23,228	$13,885
Net earnings per share – Basic:
Income from continuing operations	$0.44	$0.31	$0.74	$0.45
Loss from discontinued operations	—	(0.01)	—	(0.01)
Net income	$0.44	$0.30	$0.74	$0.44
Weighted average shares outstanding – Basic	31,242	31,083	31,214	31,046
Net earnings per share – Diluted:
Income from continuing operations	$0.43	$0.31	$0.74	$0.45
Loss from discontinued operations	—	(0.01)	—	(0.01)
Net income	$0.43	$0.30	$0.74	$0.44
Weighted average shares outstanding – Diluted	31,558	31,298	31,479	31,256

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$43,331	$110,610
Accounts receivable, net	177,117	101,141
Inventories	126,006	128,743
Other current assets	24,514	19,937
Total current assets	370,968	360,431
Property, plant, and equipment, net	121,218	129,575
Goodwill	291,940	236,044
Acquired intangibles	131,872	82,215
Other assets	4,199	2,206
	$920,197	$810,471
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$104,244	$81,246
Accrued expenses	69,576	52,439
Billings in excess of cost	22,206	—
Current maturities of long-term debt	400	400
Total current liabilities	196,426	134,085
Long-term debt	220,814	209,511
Deferred income taxes	54,880	49,772
Other non-current liabilities	39,696	29,874
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 31,478 and 31,342 shares issued in 2015 and 2014	315	313
Additional paid-in capital	250,129	247,232
Retained earnings	177,853	154,625
Accumulated other comprehensive loss	(13,958)	(9,551)
Cost of 464 and 429 common shares held in treasury in 2015 and 2014	(5,958)	(5,390)
Total shareholders’ equity	408,381	387,229
	$920,197	$810,471

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash Flows from Operating Activities
Net income	$23,228	$13,885
Loss from discontinued operations	(28)	(31)
Income from continuing operations	23,256	13,916
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	22,657	19,452
Stock compensation expense	2,675	2,379
Net gain on sale of assets	(7,903)	—
Other non-cash adjustments	3,351	(1,579)
Non-cash charges to interest expense	13	772
(Benefit of) provision for deferred income taxes	(724)	77
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(28,085)	(33,031)
Inventories	7,562	(5,526)
Other current assets and other assets	(529)	(1,202)
Accounts payable	9,845	22,260
Accrued expenses and other non-current liabilities	12,370	667
Net cash provided by operating activities of continuing operations	44,488	18,185
Net cash used in operating activities of discontinued operations	—	(40)
Net cash provided by operating activities	44,488	18,145
Cash Flows from Investing Activities
Cash paid for acquisitions, net of cash acquired	(140,620)	—
Net proceeds from sale of property and equipment	26,392	5,958
Purchases of property, plant, and equipment	(6,822)	(19,180)
Other investing activities	1,154	121
Net cash used in investing activities	(119,896)	(13,101)
Cash Flows from Financing Activities
Proceeds from long-term debt	58,192	—
Long-term debt payments	(47,592)	(407)
Purchase of treasury stock at market prices	(568)	(505)
Net proceeds from issuance of common stock	237	508
Excess tax benefit from stock compensation	—	99
Net cash provided by (used in) financing activities	10,269	(305)
Effect of exchange rate changes on cash	(2,140)	(765)
Net (decrease) increase in cash and cash equivalents	(67,279)	3,974
Cash and cash equivalents at beginning of year	110,610	97,039
Cash and cash equivalents at end of period	$43,331	$101,013

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2015
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Costs	Senior Leadership Transition Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$126,995	$—	$—	$—	$126,995
Industrial & Infrastructure Products	96,636	—	—	—	96,636
Less Inter-Segment Sales	(286)	—	—	—	(286)
	96,350	—	—	—	96,350
RBI	81,649	—	—	—	81,649
Consolidated sales	304,994	—	—	—	304,994

Income from operations
Residential Products	15,879	—	757	—	16,636
Industrial & Infrastructure Products	8,083	—	8	—	8,091
RBI	5,017	2,746	—	—	7,763
Segment Income	28,979	2,746	765	—	32,490
Unallocated corporate expense	(5,585)	208	—	(308)	(5,685)
Consolidated income from operations	23,394	2,954	765	(308)	26,805

Interest expense	3,878	—	—	—	3,878
Other income	(1,780)	—	—	—	(1,780)
Income before income taxes	21,296	2,954	765	(308)	24,707
Provision for income taxes	7,664	1,125	305	(104)	8,990
Income from continuing operations	$13,632	$1,829	$460	$(204)	$15,717
Income from continuing operations per share – diluted	$0.43	$0.06	$0.01	$—	$0.50

Operating margin
Residential Products	12.5%	—%	0.6%	—%	13.1%
Industrial & Infrastructure Products	8.4%	—%	—%	—%	8.4%
RBI	6.1%	3.4%	—%	—%	9.5%
Segments Margin	9.5%	0.9%	0.3%	—%	10.7%
Consolidated	7.7%	1.0%	0.3%	(0.1)%	8.8%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2014
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$122,100	$—	$—	$122,100
Industrial & Infrastructure Products	112,329	—	—	112,329
Less Inter-Segment Sales	(328)	—	—	(328)
	112,001	—	—	112,001
Consolidated sales	234,101	—	—	234,101

Income from operations
Residential Products	13,694	—	487	14,181
Industrial & Infrastructure Products	6,574	—	175	6,749
Segment Income	20,268	—	662	20,930
Unallocated corporate expense	(1,876)	(781)	—	(2,657)
Consolidated income from operations	18,392	(781)	662	18,273

Interest expense	3,657	—	—	3,657
Other income	(664)	—	—	(664)
Income before income taxes	15,399	(781)	662	15,280
Provision for income taxes	5,828	(290)	257	5,795
Income from continuing operations	$9,571	$(491)	$405	$9,485
Income from continuing operations per share – diluted	$0.31	$(0.02)	$0.01	$0.30

Operating margin
Residential Products	11.2%	—%	0.4%	11.6%
Industrial & Infrastructure Products	5.9%	—%	0.2%	6.0%
Segments Margin	8.7%	—%	0.3%	8.9%
Consolidated	7.9%	(0.3)%	0.3%	7.8%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30, 2015
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Costs	Senior Leadership Transition Costs	Gain on Sale of Facility	Adjusted Statement of Operations
Net Sales
Residential Products	$368,459	$—	$—	$—	$—	$368,459
Industrial & Infrastructure Products	292,821	—	—	—	—	292,821
Less Inter-Segment Sales	(1,233)	—	—	—	—	(1,233)
	291,588	—	—	—	—	291,588
RBI	98,733	—	—	—	—	98,733
Consolidated sales	758,780	—	—	—	—	758,780

Income from operations
Residential Products	39,922	—	4,227	—	(6,799)	37,350
Industrial & Infrastructure Products	15,445	—	49	382	—	15,876
RBI	6,016	3,648	—	—	—	9,664
Segment Income	61,383	3,648	4,276	382	(6,799)	62,890
Unallocated corporate expense	(17,818)	679	—	1,251	—	(15,888)
Consolidated income from operations	43,565	4,327	4,276	1,633	(6,799)	47,002

Interest expense	11,389	—	—	—	—	11,389
Other income	(4,238)	—	—	—	—	(4,238)
Income before income taxes	36,414	4,327	4,276	1,633	(6,799)	39,851
Provision for income taxes	13,158	1,638	1,619	619	(2,526)	14,508
Income from continuing operations	$23,256	$2,689	$2,657	$1,014	$(4,273)	$25,343
Income from continuing operations per share – diluted	$0.74	$0.09	$0.08	$0.04	$(0.14)	$0.81

Operating margin
Residential Products	10.8%	—%	1.1%	—%	(1.8)%	10.1%
Industrial & Infrastructure Products	5.3%	—%	—%	0.1%	—%	5.4%
RBI	6.1%	3.7%	—%	—%	—%	9.8%
Segments Margin	8.1%	0.5%	0.6%	0.1%	(0.9)%	8.3%
Consolidated	5.7%	0.6%	0.6%	0.2%	(0.9)%	6.2%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30, 2014
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$326,483	$—	$—	$326,483
Industrial & Infrastructure Products	334,613	—	—	334,613
Less Inter-Segment Sales	(1,003)	—	—	(1,003)
	333,610	—	—	333,610
Consolidated sales	660,093	—	—	660,093

Income from operations
Residential Products	26,740	206	632	27,578
Industrial & Infrastructure Products	15,727	—	634	16,361
Segment Income	42,467	206	1,266	43,939
Unallocated corporate expense	(9,069)	(1,521)	—	(10,590)
Consolidated income from operations	33,398	(1,315)	1,266	33,349

Interest expense	10,988	—	—	10,988
Other income	(172)	—	—	(172)
Income before income taxes	22,582	(1,315)	1,266	22,533
Provision for income taxes	8,666	(484)	482	8,664
Income from continuing operations	$13,916	$(831)	$784	$13,869
Income from continuing operations per share – diluted	$0.45	$(0.04)	$0.03	$0.44

Operating margin
Residential Products	8.2%	0.1%	0.2%	8.4%
Industrial & Infrastructure Products	4.7%	—%	0.2%	4.9%
Segment Margin	6.4%	—%	0.2%	6.7%
Consolidated	5.1%	(0.2)%	0.2%	5.1%